EXHIBIT 24
POWER OF ATTORNEY
The director of Columbia Banking System, Inc. (the “Company”), whose signature appears below, hereby appoints Clint E. Stein and Craig D. Eerkes, or either of them, as his/her attorney to sign, in his/her name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.
This Power of Attorney has been signed by the following persons in the capacity indicated, on the 25th day of February, 2022.

Signature	Title

/s/ CRAIG D. EERKES	Chairman
Craig D. Eerkes

/s/ CLINT E. STEIN	President and Chief Executive Officer
Clint E. Stein

/s/ LAURA ALVAREZ SCHRAG	Director
Laura Alvarez Schrag

/s/ FORD ELSAESSER	Director
Ford Elsaesser

/s/ MARK A. FINKELSTEIN	Director
Mark A. Finkelstein

/s/ ERIC S. FORREST	Director
Eric S. Forrest

/s/ THOMAS M. HULBERT	Director
Thomas M. Hulbert

/s/ MICHELLE M. LANTOW	Director
Michelle M. Lantow

/s/ RANDAL L. LUND	Director
Randal L. Lund

/s/ TRACY MACK-ASKEW	Director
Tracy Mack-Askew

/s/ S. MAE FUJITA NUMATA	Director
S. Mae Fujita Numata

/s/ ELIZABETH W. SEATON	Director
Elizabeth W. Seaton

/s/ JANINE T. TERRANO	Director
Janine T. Terrano